EXHIBIT 10.2                 AMALGAMATION AGREEMENT


THIS AMALGAMATION AGREEMENT is dated for reference the 6th day of November, 1998

BETWEEN:

                ACCEL FINANCIAL GROUP LTD., a corporation incorporated under the laws of Alberta

                (the "Corporation")

AND:

                802685 ALBERTA LTD., a corporation incorporated under the laws of Alberta

                ("Holdco")

AND:

                T&W FINANCIAL SERVICES COMPANY L.L.C., a limited liability company incorporated under the laws of the State of Washington

                ("T&W")

RECITALS:

(A) The Corporation and Holdco have agreed to amalgamate pursuant to the Business Corporations Act (Alberta) upon the terms and conditions hereinafter set forth;

(B) The authorized capital of the Corporation consists of an unlimited number of common shares and an unlimited number of preferred shares of which, as of November 6, 1998, 8,664,657 common shares are issued and outstanding and a further 2,595,768 common shares have been reserved for issuance pursuant to outstanding share purchase or conversion rights (collectively, the "Share Purchase Rights");

(C) The authorized capital of Holdco consists of an unlimited number of common shares of which, as of the date hereof, five common shares are issued and outstanding and are held by T&W and T&W has agreed to enter into this Agreement as an inducement for the Corporation to proceed with the amalgamation with Holdco;

(D) The Corporation and Holdco have each made disclosure to the other of their respective assets and liabilities; and

(E)     It is desirable that this amalgamation should be effected.

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.      INTERPRETATION

In this Agreement:

"Act" means the Business Corporations Act (Alberta), S.A. 1981, c.B-15, as amended;

"AFG Common Shares" means the common shares in the capital of the Corporation;

"Agreement" means this amalgamation agreement, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement;

"Amalco" means the corporation continuing as a result of the Amalgamation;

"Amalco Class A Preferred Shares" means the Class A Redeemable Preferred Shares in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in Schedule A;

"Amalco Class B Preferred Shares" means the Class B Redeemable Retractable Preferred Shares in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in Schedule A;

"Amalco Common Shares" means the common shares of Amalco having the rights, privileges, restrictions and conditions set forth in Schedule A;

"Amalgamating Corporations" means the Corporation and Holdco;

"Amalgamation" means the amalgamation of the Amalgamating Corporations as contemplated in this Agreement;

"Business Day" means any day other than a Saturday, Sunday or civic or statutory holiday in the City of Calgary, Alberta;

"Depository" means Montreal Trust Company of Canada;

"Designated Hamilton Shares" means a total of 2,603,287 Common Shares held by the Hamilton Group;

"Dissenting Shareholder" means a registered Shareholder who, in connection with the special resolution of the Shareholders which approves and adopts this Agreement, has exercised the right to dissent pursuant to section 184 of the Act in strict compliance with the provisions thereof and thereby becomes entitled to receive the fair value of his or her AFG Common Shares;

"Effective Date" means the date shown on the certificate of amalgamation to be issued in respect of the Amalgamation which will be January 15, 1999 or such earlier date on which all conditions precedent to the Amalgamation have been satisfied or waived;

"Hamilton Group" means Rodney J. Hamilton, the President and Chief Executive Officer of the Corporation, and his affiliates;

"Holdco" means 802685 Alberta Ltd., a wholly-owned subsidiary of T&W Financial Services Company L.L.C.;

"Holdco Common Shares" means the common shares in the capital of the Holdco;

"Meeting" means the special meeting (and any adjournments thereof) of Shareholders to be held to consider the approval of the special resolution which approves and adopts this Agreement;

"Minority Shareholders" means all holders of AFG Common Shares other than the Hamilton Group and other parties not eligible to vote in connection with the minority approval of Amalgamation as provided for in Ontario Securities Commission Policy 9.1.

"Record Date" means October 29, 1998, the record date for the Meeting;

"Redemption Consideration" means $2.50 per Amalco Class A Redeemable Preferred Share; and

"Shareholder" means a holder of AFG Common Shares.

Words and phrases used but not defined in this Agreement and defined in the Act shall have the same meaning in this Agreement as in the Act unless the context or subject matter otherwise requires.

2.      AGREEMENT TO AMALGAMATE

The Amalgamating Corporations hereby agree to amalgamate as of the Effective Date and to continue as one corporation on the terms and conditions set out in this Agreement.

3.      NAME

The name of Amalco shall be Accel Financial Group Ltd.

4.      REGISTERED OFFICE

The registered office of Amalco shall be 1600 Canada Place, 407 2nd Avenue, S.W., Calgary, Alberta, T2P 2Y3.

5.      AUTHORIZED CAPITAL

Amalco is authorized to issue an unlimited number of Amalco Common Shares, an unlimited number of Amalco Class A Preferred Shares and an unlimited number of Amalco Class B Preferred Shares. The rights, privileges, restrictions and conditions attaching to each class of shares of Amalco shall be as described in Schedule A to this Agreement.

6.      PRIVATE COMPANY RESTRICTIONS

Following the redemption of Amalco Class A Preferred Shares, the right to transfer shares of Amalco shall be restricted in that no share shall be transferred except with the consent of the board of directors of Amalco, to be expressed either by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

Immediately following the redemption of the Amalco Class A Preferred Shares, the number of shareholders of Amalco, exclusive of persons who are in its employment or the employment of an affiliate and exclusive of persons who, having been formerly in the employment of Amalco were, while in that employment, and have continued after the termination of that employment to be, shareholders of Amalco, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

Any invitation to the public to subscribe for securities of Amalco is prohibited; for the purposes hereof, the issuance of Amalco Class A Preferred Shares upon the Amalgamation shall not constitute an invitation to the public to subscribe for securities of Amalco.

7.      RESTRICTIONS ON BUSINESS

There shall be no restrictions on the business which Amalco is authorized to carry on.

8.      NUMBER OF DIRECTORS

The board of directors of Amalco shall, until otherwise changed in accordance with the Act, consist of a minimum number of one and a maximum number of 10 directors. The number of directors of Amalco shall initially be two and the directors of Amalco shall be empowered to determine from time to time the number of directors of Amalco within the said minimum and maximum numbers provided for in the Articles of Amalco, as the same may be amended from time to time.

9.      INITIAL DIRECTORS

The first directors of Amalco shall be the persons whose names and residential addresses appear below:

NAME                       PLACE OF RESIDENCE                  RESIDENT CANADIAN
----                       ------------------                  -----------------
Paul Luke                  Tacoma, Washington                  No
Robert Kadlec              West Vancouver, B.C.                Yes

Such directors shall hold office until the next annual meeting of shareholders of Amalco or until their successors are elected or appointed.

10.     BY-LAWS

The by-laws of Amalco, until repealed, amended or altered, shall be the by-laws of the Corporation, except that the first year end of Amalco shall be December 31 of the year in which the Effective Date occurs.

11.     AMALGAMATION

On the Effective Date:

        (i) the issued and outstanding AFG Common Shares (other than the Designated Hamilton Shares and AFG Common Shares held by Dissenting Shareholders) will be converted into Amalco Class A Preferred Shares on the basis of one Amalco Class A Preferred Share for each issued and outstanding AFG Common Share;

        (ii) each Designated Hamilton Share will be converted into one Amalco Class B Preferred Share;

        (iii) each issued and outstanding Holdco Common Share will be converted into one Amalco Common Share; and

        (iv) Dissenting Shareholders will be entitled to be paid the fair value of their AFG Common Shares.

12.     STATED CAPITAL ACCOUNTS

There shall be added to the stated capital account in the accounting records of Amalco maintained for:

        (i) the Amalco Class A Preferred Shares an amount equal to the aggregate stated capital of each AFG Common Share converted into an Amalco Class A Preferred Share on the Amalgamation;

        (ii) the Amalco Class B Preferred Shares an amount equal to the aggregate stated capital of each AFG Common Share converted into an Amalco Class B Preferred Share on the Amalgamation;

        (iii) the Amalco Common Shares an amount equal to the aggregate stated capital of each Holdco Common Share converted into an Amalco Common Share.

The amount of stated capital attributable to the Amalco Class A Preferred Shares shall be adjusted to reflect payments that may be made to Dissenting Shareholders.

13.     SHARE CERTIFICATES

No certificates shall be issued in respect of the Amalco Class A Preferred Shares and such shares shall be evidenced by the certificates representing AFG Common Shares.

14.     CONTRIBUTION OF ASSETS

Each of the parties hereto shall contribute to Amalco all its assets, subject to its liabilities, as such exist, immediately before the date of the certificate of Amalgamation.

15.     PROPERTY OF AMALCO

Amalco shall possess all the property, rights, privileges and franchises and shall be subject to all the liabilities, contracts, disabilities and debts of each of the parties hereto as such exist immediately before the date of the certificate of Amalgamation.

16.     RIGHTS OF CREDITORS

All rights of creditors against property, rights and assets of each of the parties hereto and all liens upon their property, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of each of the parties hereto shall thenceforth attach to Amalco and may be enforced against it.

17.     RIGHTS OF HOLDERS OF SHARE PURCHASE RIGHTS

All outstanding Share Purchase Rights will continue unimpaired except as such rights are varied by their own terms as a result of the Amalgamation and the parties will, and will cause Amalco to, take all necessary steps contemplated to be taken under the terms of the Share Purchase Rights as a result of, or in order to give effect to, the Amalgamation.

18.     GENERAL CONDITIONS PRECEDENT

The respective obligations of the parties hereto to consummate the transactions contemplated hereby, and in particular the Amalgamation, are subject to the satisfaction, on or before the Effective Date unless otherwise provided, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other or others of such conditions:

        (a) this Agreement and the transactions contemplated hereby, including in particular the Amalgamation, shall have been approved by:

                (i)     the sole shareholder of Holdco;

                (ii) not less than two-thirds of the votes cast by the holders of AFG Common Shares who, being entitled to do so, vote in person or by proxy at the Meeting in accordance with the provisions of the Act and in accordance with other applicable regulatory requirements;

                (iii) not less than 50% of the votes cast by the Minority Shareholders who, being entitled to do so, vote in person or by proxy at the Meeting, in accordance with the provisions of the Act and in accordance with other applicable regulatory requirements;

        (b)     the following approvals have been obtained:

                (i) all necessary stock exchange, securities regulatory, Competition Act, Investment Canada Act, federal or provincial companies or companies registration legislation, or other regulatory or legislative authorities' approvals have been obtained;

                (ii) approval by the Corporation's directors and satisfaction of all requirements of Ontario Securities Commission Policy 9.1 and under Quebec Securities Commission Policy Q-27 (if applicable) including obtaining a satisfactory valuation or fairness opinion to the extent required;

                (iii) all approvals required under existing credit, lease or other material agreements of the Corporation;

        (c) Rodney J. Hamilton and other key management employees entering into management agreements with the Corporation having the attributes described in Schedule B and otherwise in form and substance satisfactory to T&W and Rodney J. Hamilton;

        (d) the Corporation establishing a management incentive plan having the attributes described in Schedule C and otherwise in form and substance satisfactory to T&W and Rodney J. Hamilton;

        (e) no further issuances of Shares except pursuant to the exercise of those options, debentures, warrants and other rights presently outstanding which are described in the attached Schedule D;

        (f) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation, the Amalgamation;

        (g) before the date of the Meeting, Holdco secures a firm financing commitment sufficient to permit it to complete the Amalgamation, such commitment to be on terms and conditions satisfactory to Holdco, acting reasonably;

        (h) on or before the date of the Meeting, Holdco will provide the Corporation with evidence satisfactory to the Corporation, acting reasonably, of Holdco's ability to meet the condition described in Section (i); and

        (i) on or before the end of the Business Day immediately preceding the Effective Date Holdco will deliver to the Depository at its main office in Vancouver, British Columbia an amount, in readily available funds, equal to the total Redemption Consideration required in order to fully redeem all Amalco Class A Preferred Shares which will be issued pursuant to the Amalgamation.

19.     TERMINATION

This Agreement may, prior to the issuance of a certificate of Amalgamation, be terminated by agreement between the board of directors of the Corporation and the board of directors of Holdco notwithstanding the approval thereof by the shareholders of the Corporation and Holdco.

20.     DISSENTING SHAREHOLDERS

AFG Common Shares which are held by a Dissenting Shareholder shall not be converted into Amalco Class A Preferred Shares. However, in the event that a Shareholder fails to perfect or effectively withdraws such Shareholder's claim under section 184 of the Act or forfeits such Shareholder's right to make a claim under section 184 of the Act or his rights as a shareholder of the Corporation are otherwise reinstated, such Shareholder's AFG Common Shares shall thereupon be deemed to have been converted as of the Effective Date into Amalco Class A Preferred Shares on the basis set forth in Section 11.

21.     FILING OF DOCUMENTS

Upon the shareholders of each of the Amalgamating Corporations approving this Agreement by special resolution in accordance with the Act and subject to the other provisions of this Agreement, the Amalgamating Corporations shall, on January 15, 1999 or such earlier date on which the conditions precedent to the Amalgamation have been satisfied or waived, jointly file with the Registrar under the Act articles of amalgamation and such other documents as may be required including, without limitation, the statutory declaration confirming the solvency of Amalco as required under Section 179 of the Act.

22.     T&W GUARANTEE

T&W acknowledges and confirms that Holdco's ability to satisfy the conditions set out in Section 18(g), (h) and (i) depends entirely upon T&W's ability and willingness to provide financing to Holdco on terms and conditions satisfactory to it and T&W covenants and agrees that it will

        (a) use its reasonable commercial efforts to obtain a firm financing commitment sufficient to permit Holdco to complete the Amalgamation, such commitment to be on terms and conditions satisfactory to T&W, acting reasonably, and

        (b) upon satisfaction or waiver of all conditions precedent to the Amalgamation, take all necessary steps to cause, authorize and permit Holdco to complete the Amalgamation on the terms and conditions set out in this Agreement.

23.     GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

24.     COUNTERPARTS

This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

25.     ENTIRE AGREEMENT

This Agreement constitutes the entire agreement among the parties to this Agreement relating to the Amalgamation and supersedes all prior agreements and understandings, oral and written, between such parties with respect to the subject matter hereof.

IN WITNESS WHEREOF the parties have executed this Agreement.

ACCEL FINANCIAL GROUP LTD.

By: BJ Buan
   ------------------------------
    Name


802685 ALBERTA LTD.

By: Paul B. Luke
   ------------------------------
    Name

T&W FINANCIAL SERVICES COMPANY, L.L.C.

By: Kenneth W. McCarthy, Jr.
   ------------------------------
    Name

                                   SCHEDULE A

                 RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS
                                       OF
                              AMALCO SHARE CAPITAL

The rights, privileges, restrictions and conditions attaching to the shares of Amalco shall be as follows:

A. The Class A Amalco redeemable preferred shares (the "Class A Preferred Shares") shall have attached thereto the following rights, privileges, restrictions and conditions:

ISSUE

1. Class A Preferred Shares will only be issuable in exchange for common shares in the capital of Accel Financial Group Ltd. in the course of the amalgamation forming Amalco or pursuant to the exercise of rights (collectively, the "Share Purchase Rights") to acquire common shares in the capital of Accel Capital Group Inc. which are outstanding and unexercised immediately before the Amalgamation.

DIVIDENDS

2. The holders of the Class A Preferred Shares shall not be entitled to receive any dividends thereon.

VOTING RIGHTS

3. Except as otherwise provided in the Business Corporations Act, (Alberta) Statutes of Alberta S.A. 1981, c.B-15, as amended (the "Act"), the holders of the Class A Preferred Shares shall not as such be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of Amalco.

REDEMPTION

4. Amalco shall, subject to the requirements of the Act, in respect of Class A Preferred Shares issued in the course of the amalgamation forming Amalco, as of 4:30 p.m. (Vancouver time) on the second Business Day following the date that the amalgamation forming Amalco becomes effective and, in respect of Class A Preferred Shares issued pursuant to the exercise of any Share Purchase Rights, as of 4:30 p.m. (Vancouver time) on the Second Business Day following the date of issue of such shares (each such date being a "Time of Redemption") redeem all of the Class A Preferred Shares in accordance with the following provisions of this Section 4. Except as hereinafter provided, no notice of redemption or other act or formality on the part of Amalco shall be required to call the Class A Preferred Shares for redemption.

At or before the Time of Redemption, Amalco shall deliver or cause to be delivered to Montreal Trust Company of Canada (the "Depository") at its principal office in the City of Vancouver the amount of $2.50 in respect of each Class A Preferred Share to be redeemed (in each case, the "Redemption Consideration"). Delivery of the Redemption Consideration in such a manner shall be a full and complete discharge of Amalco's obligation to deliver the Redemption Consideration to the holders of Class A Preferred Shares.

From and after the Time of Redemption (i) the Depository shall pay or cause to be paid to the order of each holder of Class A Preferred Shares, by way of cheque, on presentation and surrender at the principal office of the Depository in the City of Vancouver of the certificates representing the Common Shares of Amalco's predecessor, Accel Financial Group Ltd., which were converted into Class A Preferred Shares upon the amalgamation or were issued upon exercise of a Share Purchase Right, the Redemption Consideration payable to such holder, and (ii) the holders of Class A Preferred Shares shall not be entitled to exercise any of the rights of shareholders in respect thereof except to receive the Redemption Consideration therefor, provided that if satisfaction of the Redemption Consideration for any Class A Preferred Shares is not duly made by or on behalf of Amalco in accordance with the provisions hereof, then the rights of such holders shall remain unaffected.

From the Time of Redemption, the Class A Preferred Shares in respect of which delivery by Amalco to the Depository of the Redemption Consideration is made shall be deemed to be redeemed and cancelled, Amalco shall be fully and completely discharged from its obligations with respect to the payment of the Redemption Consideration to such holders of Class A Preferred Shares, and the rights of such holders shall be limited to receiving Redemption Consideration payable to them on presentation and surrender of the said certificates held by them respectively as specified above. Subject to the requirements of applicable law with respect to unclaimed property, if the Redemption Consideration has not been fully satisfied in accordance with the provisions hereof within six years after the Time of Redemption, the Redemption Consideration shall be forfeited to Amalco.

LIQUIDATION

5. In the event of the liquidation or winding-up of Amalco or any other distribution of the property or assets of Amalco among its shareholders for the purpose of winding-up its affairs, and subject to the extinguishment of the rights of holders of Class A Preferred Shares or Class B Amalco Redeemable Preferred Shares (the "Class B Preferred Shares") upon delivery of the Redemption Consideration as contemplated herein, the holders of Class A Preferred Shares shall be entitled to receive, on a pari passu basis with the holders of Class B Preferred Shares, and Amalco shall pay to such holders, before any amount shall be paid or any property or assets of Amalco shall be distributed to the holders of common shares or any other class of shares ranking junior to the Class A Preferred Shares as to such entitlement, an amount equal to the Redemption Consideration for each Class A Preferred Share held by them respectively and no more. After payment to the holders of the Class A Preferred Shares of the amounts so payable to them as hereinbefore provided, they shall not be entitled to share in any further distribution of the property or assets of Amalco.

PRIORITY

6. The common shares shall rank junior to the Class A Preferred Shares and shall be subject in all respects to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares.

CANCELLATION

7. Each Class A Preferred Share shall, upon redemption thereof in accordance with these Articles, be cancelled and shall not be issuable thereafter.

B. The Class B Amalco redeemable preferred shares (the "Class B Preferred Shares") shall have attached thereto the following rights, privileges, restrictions and conditions:

ISSUE

1. Class B Preferred Shares shall only be issuable in exchange for common shares in the capital of Accel Financial Group Ltd. in the course of the amalgamation forming Amalco.

DIVIDENDS

2. Dividends will accumulate from day to day on each Class B Preferred Share from time to time outstanding at a rate equivalent to 8% per year on $2.50 and will be paid at the end of each of Amalco's fiscal quarters if and when declared by the Board of Directors of Amalco out of profits or surplus of Amalco lawfully available therefor.

VOTING RIGHTS

3. Except as otherwise provided in the Business Corporations Act, (Alberta) Statutes of Alberta S.A. 1981, c.B-15, as amended (the "Act"), the holders of the Class B Preferred Shares shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of Amalco.

REDEMPTION

4. Amalco shall, subject to the requirements of the Act, as of 4:30 p.m. (Vancouver time) on each of the 10 immediately succeeding anniversaries of the Amalgamation Date (each, a "Time of Redemption") redeem 10% of the Total Class B Preferred Shares Initially Issued.

The "Amalgamation Date" means the date on which the amalgamation forming Amalco becomes effective.

The "Total Class B Preferred Shares Initially Issued" means the number of Class B Preferred Shares issued on the amalgamation forming Amalco.

If a redemption date is not a Business Day the redemption will occur on the next day that is a Business Day.

Notwithstanding any other provision hereof, Amalco will redeem all, but not less than all, of the outstanding Class B Preferred Shares

        (a) the earlier of the date of delivery by Amalco to all of the holders of Class B Preferred Shares of a notice in writing confirming its intention to redeem all outstanding Class B Preferred Shares on such date, and

        (b) the date on which the management contract with Amalco through which the services of Rodney J. Hamilton are provided dated as of the Amalgamation Date, as such contract may be amended from time to time, is terminated, regardless of the reason for such termination.

Except as hereinafter provided, no notice of redemption or other act or formality on the part of Amalco shall be required to call the Class B Preferred Shares for redemption.

At or before a Time of Redemption, Amalco shall deliver or cause to be delivered to Montreal Trust Company of Canada (the "Depository") at its principal office in the City of Vancouver an amount equal to the Redemption Consideration in respect of each Class B Preferred Share to be redeemed at such Time of Redemption. The

"Redemption Consideration" for each Class B Redeemable Preferred Share is the total of $2.50 and all unpaid dividends accumulated thereon to the time of Redemption, whether or not declared. Delivery of the Redemption Consideration in such a manner shall be a full and complete discharge of Amalco's obligation to deliver the Redemption Consideration to the holders of the Class B Preferred Shares being redeemed.

From and after each Time of Redemption (i) the Depository shall pay or cause to be paid to the order of each holder of Class B Preferred Shares redeemed at that Time of Redemption, by way of cheque, on presentation and surrender at the principal office of the Depository in the City of Vancouver of the certificates representing the Class B Preferred Shares so redeemed, the Redemption Consideration payable to such holders, and (ii) the holders of such Class B Preferred Shares shall not be entitled to exercise any of the rights of shareholders in respect thereof except to receive the Redemption Consideration therefor, provided that if satisfaction of the Redemption Consideration for any Class B Preferred Shares is not duly made by or on behalf of Amalco in accordance with the provisions hereof, then the rights of such holders shall remain unaffected.

From each Time of Redemption, the Class B Preferred Shares in respect of which delivery by Amalco to the Depository of the Redemption Consideration is made shall be deemed to be redeemed and cancelled, Amalco shall be fully and completely discharged from its obligations with respect to the payment of the Redemption Consideration to such holders of Class B Preferred Shares, and the rights of such holders shall be limited to receiving Redemption Consideration payable to them on presentation and surrender of the said certificates held by them respectively as specified above. Subject to the requirements of applicable law with respect to unclaimed property, if the Redemption Consideration has not been fully satisfied in accordance with the provisions hereof within six years if the of the Time of Redemption, the Redemption Consideration shall be forfeited to Amalco.

RESTRICTION ON PAYMENTS

5. While any Class B Preferred Share is outstanding, and except with the written consent of every holder of a Class B Preferred Share, Amalco

        (a) will not declare a dividend on any common share or on any other share not ranking in priority to the Class B Preferred Shares as to payment of dividends unless there has been paid, or has been or is concurrently declared, a dividend on the Class B Preferred Shares that satisfies, or if paid when due would satisfy, the requirements of Section (b) as to the payment when due of such dividend on the common share or other share,

        (b)     will not

                (i) pay any dividend on any common share or on any other share not ranking in priority to the Class B Preferred Shares as to payment of dividends, or

                (ii) redeem or reacquire any common share or, for consideration exceeding the stated capital thereof, any other share not ranking in priority to the Class B Preferred Shares as to payment of dividends and return of capital, except for the redemption of Class A Preferred Shares as contemplated by these Articles, unless there has been, or is concurrently, paid on the Class B Preferred Shares all dividends accumulated thereon to the end of the most recently completed calendar quarter before

                (iii) the day of payment of the dividend on the common shares or other shares, or

                (iv)    the day of such redemption or reacquisition, and

        (c)     will not

                (i) declare or pay any dividend on any share other than a Class B Preferred Share, except a stock dividend comprising common shares,

                (ii) redeem or reacquire any share in the capital of Amalco other than a Class B Preferred Share or a Class A Preferred Share, or

                (iii) reduce its capital other than with respect to a share ranking in priority to the Class B Preferred Shares as to return of capital,

        unless the board determines that if, immediately after the payment of such dividend, such redemption or reacquisition, or such reduction of capital, the assets of Amalco were realized at their net realizable values, the net assets of Amalco would be sufficient to permit the redemption of every Class B Preferred Share then outstanding.

LIQUIDATION

6. In the event of the liquidation or winding-up of Amalco or any other distribution of the property or assets of Amalco among its shareholders for the purpose of winding-up its affairs, and subject to the extinguishment of the rights of holders of Class A Preferred Shares or Class B Redeemable Preferred Shares upon delivery of the Redemption Consideration as contemplated herein, the holders of Class B Preferred Shares shall be entitled to receive, on a pari passu basis with the holders of Class A Preferred Shares, and Amalco shall pay to such holders, before any amount shall be paid or any property or assets of Amalco shall be distributed to the holders of common shares or any other class of shares ranking junior to the Class B Preferred Shares as to such entitlement, an amount equal to the Redemption Consideration for each Class B Preferred Share held by them respectively and no more. After payment to the holders of the Class B Preferred Shares of the amounts so payable to them as hereinbefore provided, they shall not be entitled to share in any further distribution of the property or assets of Amalco.

CANCELLATION

7. Each Class B Preferred Share shall, upon redemption in accordance with these Articles, be cancelled and shall not be issuable thereafter.

C. The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

1. Subject to the rights of the holders of any class of shares of Amalco entitled to receive dividends in priority to or rateably with the holders of the common shares, the holders of the common shares shall be entitled to receive dividends if, as and when declared by the Board of Directors of Amalco out of the assets of Amalco properly available for the payment of dividends of such amounts and payable in such manner as the Board of Directors may from time to time determine.

VOTING

2. The holders of the common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of Amalco and shall be entitled to one vote in respect of each common share held at such meetings, except a meeting of holders of a particular class or series of shares other than the common shares who are entitled to vote separately as a class or series at such meeting.

LIQUIDATION

3. In the event of the liquidation, dissolution or winding-up of Amalco or any other distribution of the property or assets of Amalco among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of Amalco entitled to receive the property or assets of Amalco upon such distribution in priority to or rateably with the holders of the common shares, be entitled to receive the remaining property and assets of Amalco.

D.      All shares shall have attached to them the following restriction:

TRANSFER

1. No share in the capital of Amalco may be transferred without the prior approval of the Board of Directors of Amalco.

                                   SCHEDULE B

                         TERMS OF MANAGEMENT AGREEMENTS

Management and employment agreements will be entered into with management (being Rodney J. Hamilton and Ben Buan) and key employees (being David Snow and such other employees of the Corporation as the parties may agree upon) of the Corporation containing the following features:

1. Base compensation for management between $125,000 and $150,000 per annum plus benefits including participation in the T&W stock option plan which are consistent with comparable levels for existing T&W management (adjusted for taxation variances between U.S. and Canada).

2. Initial three year appointment with successive three, two and two year renewals.

3. Non-competition agreements consistent with the T&W structure and within Canadian industry standards for comparable level of management.

4. Base compensation and employee incentive program for key employees of the Corporation plus benefits (including participation in T&W stock option plan) consistent with comparable level of existing T&W personnel.

                                   SCHEDULE C

                      TERMS OF MANAGEMENT INCENTIVE PROGRAM

An incentive program for management containing the following features:

1. Starting equity ("Base Equity") used to determine management incentive will be T&W's Net Cash Outlay to complete the Transaction.

2. Base Equity going forward will be adjusted by pre-tax returns in excess of the Base Equity, after bonus distribution, and by any pre-tax equity generated from other operating units for which management has responsibility.

3. A targeted pre-tax Return on Equity (ROE) of 30% will be set for each fiscal year.

4. ROE will be calculated at the end of each fiscal quarter, and management will receive 20% of any excess return above the targeted threshold, paid within 45 days of the end of the fiscal quarter.

5. 20% of any increase over Base Equity or from the Adjusted Base Equity going forward, will be allocated and reserved for management, and paid out to management either upon termination or upon completion of a public offering with respect to the business unit or units contributing to the Adjusted Base Equity.

                                   SCHEDULE D

                              SHARE PURCHASE RIGHTS

                                                                Number      Strike Price       Proceeds *
                                                                -------     ------------       ----------
1.      Warrants issued to January 1998 Private Placees         293,500         $2.00          $  587,000
2.      Series B Debenture Conversions                          934,668         $2.20          $2,056,269
3.      Series C Debenture Conversions                          500,000         $2.00          $1,000,000
4.      Stock Options - 1st and 2nd Issue                       547,600         $1.10          $  602,360
5.      Stock Options - 3rd Issue                               320,000         $1.80          $  576,000

*       assumes full exercise